UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

Mondelēz International, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16483

Virginia	52-2284372
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Three Parkway North, Deerfield, IL 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Kraft Foods Inc.

Three Lakes Drive, Northfield, IL 60093-2753

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of 5 p.m. (EDT) on October 1, 2012, Mondelēz International, Inc. (formerly Kraft Foods Inc.) completed the previously announced spin-off of our North American grocery business, Kraft Foods Group, Inc., to our shareholders (the “Spin-Off”). On September 27, 2012, in connection with the implementation of the Spin-Off, we entered into certain agreements with Kraft Foods Group to (i) effect our legal and structural separation; (ii) govern the relationship between us and Kraft Foods Group up to and after the completion of the Spin-Off; and (iii) allocate between us and Kraft Foods Group various assets, liabilities and obligations, including, among other things, employee benefits, intellectual property and tax-related assets and liabilities.

Separation and Distribution Agreement

We entered into a separation and distribution agreement with Kraft Foods Group pursuant to which we and Kraft Foods Group will legally and structurally separate.

The separation and distribution agreement, among other things, (i) provides that we and Kraft Foods Group have completed certain internal restructuring transactions so that we retain the assets of, and the liabilities associated with, the global snacks business and Kraft Foods Group retains the assets of, and the liabilities associated with, the North American grocery business, (ii) allocates specified categories of net liabilities not principally related to the business to which they are being allocated, (iii) terminates all intercompany arrangements between Kraft Foods Group and us, except for specified agreements and arrangements that will survive the Spin-Off and (iv) provides a right of first offer to Kraft Foods Group in the event that we propose to divest specified cream cheese or processed cheese businesses, and a right of first offer to each party in the event that the other party proposes to divest specified trademark licenses.

Tax Sharing and Indemnity Agreement

We entered into a tax sharing and indemnity agreement with Kraft Foods Group that will govern our and Kraft Foods Group’s rights, responsibilities and obligations after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax contests and other tax matters regarding income taxes, other taxes and related tax returns. Kraft Foods Group, as our former subsidiary, has, and will continue to have following the Spin-Off, joint and several liability with us to the Internal Revenue Service and certain U.S. state tax authorities for our U.S. federal income and state taxes for the taxable periods in which Kraft Foods Group was part of our consolidated group. The tax sharing and indemnity agreement specifies the portion of this liability for which Kraft Foods Group bears responsibility, and we have agreed to indemnify Kraft Foods Group against any amounts for which Kraft Foods Group is not responsible. In addition, the tax sharing and indemnity agreement provides special rules for allocating tax liabilities in the event that the Spin-Off, together with related transactions, is not tax-free.

Employee Matters Agreement

We entered into an employee matters agreement with Kraft Foods Group that addresses employment, compensation and benefits matters for employees in the United States. Subject to certain variations and exceptions, Kraft Foods Group retains or assumes employment, compensation and benefits liabilities relating to U.S. employees who are employed by Kraft Foods Group immediately after the Spin-Off and former employees whose last employment was with the North American grocery business.

We retain or assume the liabilities (and, where applicable, related assets) associated with tax-qualified defined benefit pension plans, tax-qualified defined contribution plans, plans providing retiree medical and other welfare benefits and nonqualified retirement and deferred compensation plans with respect to our current employees and former employees of the Cadbury business. Kraft Foods Group retains or assumes these liabilities (and, where applicable, related assets) with respect to its current and former North American grocery business employees and former U.S. employees of the global snacks business as of the Spin-Off, other than former employees of the Cadbury business.

Master Ownership and License Agreement Regarding Patents, Trade Secrets and Related Intellectual Property

Certain of our subsidiaries entered into a master ownership and license agreement regarding patents, trade secrets and related intellectual property with certain subsidiaries of Kraft Foods Group that provides for ownership, licensing and other arrangements regarding the patents, trade secrets and related intellectual property that we and Kraft Foods Group use in conducting our businesses. The allocation of the global ownership of patents, trade secrets and know-how to us or Kraft Foods Group is based on primary use, ability to defend and prosecute the intellectual property and the likelihood of developing the intellectual property in the future.

We and Kraft Foods Group each cross-license some of our respective patents, trade secrets and know-how to the other. The cross-licenses are generally perpetual and contain certain geographical and purpose restrictions on each party’s right to practice the cross-licensed patents, trade secrets and know-how of the other party. With certain exceptions, the cross-licenses to the patents, trade secrets and know-how are royalty-free.

Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property

Certain of our subsidiaries entered into a master ownership and license agreement regarding trademarks and related intellectual property with certain subsidiaries of Kraft Foods Group that provides for ownership, licensing and other arrangements regarding the trademarks and related intellectual property that we and Kraft Foods Group use in conducting our businesses. The allocation of the ownership of trademarks, domain names and certain copyrights is generally based on primary use.

We and Kraft Foods Group each grant the other party various royalty-free licenses to use certain of our and its respective trademarks for specified products in specified jurisdictions perpetually or for a specified period following the Spin-Off.

The foregoing descriptions of the separation and distribution agreement, the tax sharing and indemnity agreement, the employee matters agreement, the master ownership and license agreement regarding patents, trade secrets and related intellectual property and the master ownership and license agreement regarding trademarks and related intellectual property are qualified in their entirety by reference to the complete terms and conditions of these agreements, which are attached as Exhibits 2.1 and 10.1-10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

We completed the Spin-Off by distributing ratably, to our shareholders, one share of common stock of Kraft Foods Group for every three shares of our common stock outstanding on September 19, 2012, or approximately 592 million shares of common stock of Kraft Foods Group. Following the Spin-Off, we do not beneficially own any shares of common stock of Kraft Foods Group.

The information in Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors; Election of Directors

On October 1, 2012, in connection with the Spin-Off, Myra M. Hart, Peter B. Henry, Terry J. Lundgren, Mackey J. McDonald and John C. Pope resigned from our Board of Directors in order to serve on the board of Kraft Foods Group.

On October 1, 2012, in connection with the Spin-Off, Stephen F. Bollenbach, Lewis W. K. Booth and Ruth J. Simmons joined our Board of Directors.

Effective as of October 1, 2012, our Board of Directors has three standing committees: Audit, Human Resources and Compensation and Governance, Membership and Public Affairs. The members of our Board of Directors and its committees are listed in the table below.

Name	Audit	Human Resources and Compensation	Governance, Membership and Public Affairs
Stephen F. Bollenbach	X	—	X
Lewis W. K. Booth	X	—	—
Lois D. Juliber	—	Chair	X
Mark D. Ketchum	—	X	Chair
Jorge S. Mesquita	X	—	—
Fredric G. Reynolds	Chair	—	—
Irene B. Rosenfeld*	—	—	—
Ruth J. Simmons	—	X	X
Jean-François M.L. van Boxmeer	—	X	X

*	Ms. Rosenfeld serves as Chairman of our Board of Directors.

Appointment of Certain Officers

Effective October 1, 2012, Mark Clouse has been appointed as Executive Vice President and President, North America, responsible for our United States and Canada business and Tracey Belcourt has been appointed as Executive Vice President, Strategy, responsible for our strategy function and our mergers and acquisitions activities.

Stock Awards

In connection with the Spin-Off, on September 28, 2012, the Human Resources and Compensation Committee of our Board of Directors approved the grant of Kraft Foods Group restricted stock unit awards in the amount of $750,000 to W. Anthony Vernon, Kraft Foods Group’s Chief Executive Officer, and in the amount of $200,000 to Timothy R. McLevish, Kraft Foods Group’s Chief Financial Officer. Kraft Foods Group will issue these restricted stock unit awards on October 2, 2012. The restricted stock units will vest 50% on October 2, 2014 and 50% on October 2, 2015.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 1, 2012, we amended our amended and restated articles of incorporation, as well as our amended and restated by-laws, to change our name to Mondelēz International, Inc. Our amended and restated articles of incorporation and our amended and restated by-laws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On October 1, 2012, we issued a press release announcing the completion of the Spin-Off. We attach a copy of our press release as Exhibit 99.1 and incorporate it herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Separation and Distribution Agreement between Kraft Foods Inc. and Kraft Foods Group, Inc., dated as of September 27, 2012.

3.1	Amended and Restated Articles of Incorporation of Mondelēz International, Inc.

3.2	Amended and Restated By-Laws of Mondelēz International, Inc.

10.1	Tax Sharing and Indemnity Agreement by and between Kraft Foods Inc. and Kraft Foods Group, Inc., dated as of September 27, 2012.

10.2*	Employee Matters Agreement between Kraft Foods Inc. and Kraft Foods Group, Inc., dated as of September 27, 2012.

10.3*	Master Ownership and License Agreement Regarding Patents, Trade Secrets and Related Intellectual Property between Kraft Foods Global Brands LLC, Kraft Foods Group Brands LLC, Kraft Foods UK Ltd. and Kraft Foods R&D Inc., effective as of the Distribution Date.

10.4*	Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property between Kraft Foods Global Brands LLC and Kraft Foods Group Brands LLC, dated as of September 27, 2012.

99.1	Press Release issued by Mondelēz International, Inc. on October 1, 2012.

*	Mondelēz International, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mondelēz International, Inc.

Date: October 1, 2012	By:	/s/ Carol J. Ward
Carol J. Ward
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Separation and Distribution Agreement between Kraft Foods Inc. and Kraft Foods Group, Inc., dated as of September 27, 2012.

3.1	Amended and Restated Articles of Incorporation of Mondelēz International, Inc.

3.2	Amended and Restated By-Laws of Mondelēz International, Inc.

10.1	Tax Sharing and Indemnity Agreement by and between Kraft Foods Inc. and Kraft Foods Group, Inc., dated as of September 27, 2012.

10.2*	Employee Matters Agreement between Kraft Foods Inc. and Kraft Foods Group, Inc., dated as of September 27, 2012.

10.3*	Master Ownership and License Agreement Regarding Patents, Trade Secrets and Related Intellectual Property between Kraft Foods Global Brands LLC, Kraft Foods Group Brands LLC, Kraft Foods UK Ltd. and Kraft Foods R&D Inc., effective as of the Distribution Date.

10.4*	Master Ownership and License Agreement Regarding Trademarks and Related Intellectual Property between Kraft Foods Global Brands LLC and Kraft Foods Group Brands LLC, dated September 27, 2012.

99.1	Press Release issued by Mondelēz International, Inc. on October 1, 2012.

*	Mondelēz International, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.